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                                                                   EXHIBIT 10.11


                                                        COMPOSITE COPY INCLUDING
                                             FIRST, SECOND AND THIRD AMENDMENTS,
                                                    EFFECTIVE SEPTEMBER 30, 1998


                              AMENDED AND RESTATED
                              HARBINGER CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


1.       PURPOSE.

         The Amended and Restated Harbinger Corporation Employee Stock Purchase Plan (the "Plan") is intended to encourage employee stock ownership by offering employees of Harbinger Corporation and its subsidiaries Purchase Rights (as such term is defined in Section 2) to purchase shares of Common Stock. The Plan is intended to operate as a bifurcated plan, providing benefits as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended ("Code"), to those employees eligible to participate in and receive benefits under such a plan, and providing similar benefits through an employee stock purchase plan not intended to satisfy Code Section 423 to eligible employees who may not benefit under a plan satisfying Code Section 423. The provisions of the Plan shall, accordingly, be construed so as to comply with the requirements of Section 423 of the Code, whenever possible.

2.       DEFINITIONS.

         "BASE PAY" means regular straight-time and overtime earnings received from the Company, excluding payments for incentive compensation, bonuses and other special payments.

         "BOARD" mean the Board of Directors of the Harbinger Corporation.

         "COMMITTEE" means the Compensation Committee of the Board.

         "COMMON STOCK" or "STOCK" means the Common Stock, par value $.0001 per share, of Harbinger Corporation, and any other stock or securities (including any other share or securities of an entity other than Harbinger Corporation) for or into which the outstanding shares of such stock are hereinafter exchanged or changed.

         "COMPANY" means Harbinger Corporation.

         "CUSTODIAN" means Smith Barney, Inc., whose address is 388 Greenwich Street, 28th Floor, New York, New York 10013, or such other person as the Committee shall designate from time to time.

         "EFFECTIVE DATE" means the date set by the Board for the Plan to become effective, which date shall be the first day of a Purchase Period, and which shall be at least one hundred and eighty (180) days after the effective date of the initial public offering for Harbinger Corporation, or such earlier date as is approved by the underwriter of such initial offering. The Effective Date shall be subject to shareholder approval pursuant to Section 17.

         "EXERCISE DATE" means the last day of a Purchase Period (as such term is defined below), on which date all Participants' outstanding Purchase Rights will automatically be exercised.

         "FAIR MARKET VALUE" means the closing "asked" price of the shares of Stock in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System

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(NASDAQ) or other national quotation service. If the shares are listed on a
National Securities Exchange, "fair market value" means the closing price of the shares on such National Securities Exchange on the day of which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Board of Directors or Committee administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "PARTICIPANT" means an employee of the Company or of a parent or subsidiary of the Company who has enrolled in the Plan by completing a Participation Form (as such term is defined in Section 5 hereof) with the Plan Administrator. For purposes of the Plan, a parent means a company which owns a majority interest in the Company and effectively controls the Company, and a subsidiary means a company in which the Company owns a majority interest and which the Company effectively controls. For purposes of employees participating in the portion of the Plan satisfying Code Section 423, the terms parent and subsidiary have the meanings set forth in Code Sections 424(e) and (f), respectively.

         "PLAN ADMINISTRATOR" means the Director of Human Resources of the Company, or any such other person so designated by the Committee.

         "PURCHASE PERIOD" means the period beginning 48 hours after the release of operating results for the immediately prior quarter and ending 48 hours after the release of operating results for the then current quarter.

         "PURCHASE RIGHT" means a Participant's option to purchase shares of Common Stock that is deemed to be granted to a Participant during a Purchase Period pursuant to Section 7.

         "SECTION 16(b) INSIDER" means those persons subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended.

         "TRADING DAY" refers to a day during which the NASDAQ National Market System is available for trading shares of Common Stock.

3.       ELIGIBILITY.

         (a) Participation in the Plan is voluntary. All full-time employees of the Company, including officers and directors who are full-time employees but who are not members of the Committee, who have completed at least six (6) months of continuous service with the Company are eligible to participate in the Plan. The employee's entry date in the Plan shall be the first day of the Contribution Period immediately following the date the employee has satisfied the eligibility provisions. Full-time employees mean those employees who work at least twenty (20) hours per week and for more than five
(5) months in any calendar year.

         (b) Notwithstanding any provision of the Plan to the contrary, no employee may participate in that part of the Plan which is intended to satisfy Code Section 423 if prior to the grant of Purchase Rights or if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution, stock, Purchase Rights or other stock options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of the Company's stock as defined in Code Section 423(b)(3).

         (c) Subject to committee approval, any employees of a company or other entity which is acquired directly or indirectly by the Company (whether by merger, consolidation, stock purchase or otherwise) and becomes a subsidiary of the Company (as such term is defined in Code Section 424(f)) may, for purposes of determining eligibility to participate in the Plan, be granted past service credit for employment with such company or entity.

4.       SECURITIES SUBJECT TO THE PLAN AND PURCHASE PERIODS.

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         (a)      The maximum number of shares which may be granted and
purchased under the Plan may not exceed Three Hundred and Twenty Five Thousand (325,000) shares of Common Stock (subject to adjustment as provided in Section
15), which may be authorized but unissued shares, re-acquired shares or shares bought on the open market. If any Purchase Right granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock shall again become available for purposes of the Plan, unless the Plan has been terminated.

         (b) "CONTRIBUTION PERIOD" means each three month calendar quarter period, beginning on January 1, April 1, July 1, and October 1, with the first such Contribution Period beginning concurrently with the Effective Date of the Plan.

5.       PARTICIPATION.

         Eligible employees become Participants in the Plan by authorizing payroll deductions for the purpose through a "Participation Form" filed with the Plan Administrator no later than fifteen (15) days prior to the start date of a Contribution Period. Notwithstanding the above, and subject to committee approval, the Plan Administrator may provide for a special election period for participation in the Plan following the acquisition of a company or other entity directly or indirectly by the Company (whether by merger, consolidation, stock purchase or otherwise) which results in such company or entity becoming a subsidiary of the Company (as such term is defined in Code Section 424(f)). Subject to committee approval, all employees of the Company and its subsidiaries shall be eligible to participate in such special election period.

6.       PAYROLL DEDUCTIONS.

         (a) In order to purchase Common Stock each Participant must elect and indicate on the Participation Form the amount he/she wishes to authorize the Company to deduct at regular payroll intervals during the Contribution Period, expressed either as (1) an integral percentage amount ranging from one percent (1%) to fifteen percent (15%) of such Participant's Base Pay for the applicable payroll period, with a minimum deduction of $10.00 per payday during the Contribution Period, or (2) a dollar amount to be deducted pro rata at regular payroll intervals during the Purchase Period, with a minimum deduction of $10 per payday and a maximum dollar amount per payday to be set by the Committee. The Committee shall determine from time to time whether method (1) or (2), or both, shall be utilized. The Participation Form will include authorization for the Company to make payroll deductions from the Participant's Base Pay.

         (b) A Participant may not be granted Purchase Rights under the Plan with respect to more than Fifteen Thousand Dollars ($15,000.00) worth of Common Stock for any calendar year such Purchase Rights to purchase Common Stock are outstanding pursuant to the terms of the Plan. The Fifteen Thousand Dollar ($15,000.00) limit is determined according to the Fair Market Value of the Common Stock on the first day (the grant date) of the Purchase Period. Participants will be notified if these limitations become applicable to them.

         (c) The amounts deducted from the Participant's Base Pay shall be credited to a bookkeeping account established in the Participant's name under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance credited to a Participant's account. Amounts deducted from the participant's Base Pay may be commingled with the general assets of the Company and may be used for its general corporate purposes prior to the purchase of Common Stock for a Purchase Period.

         (d) Payroll deductions shall begin on the first payday of each Purchase Period, and shall end on the last payday of each Purchase Period. Eligible employees may participate in the Plan and purchase shares only through payroll deductions. Notwithstanding the above, a Participant on an approved leave of absence may continue participating in the Plan by making cash payments to the Company within a normal pay period equal to the amount of the normal payroll deduction had a leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate upon the expiration of twelve (12) weeks of leave, unless the Participant's right to re-employment by the Company after a longer leave is guaranteed by statute or contract, in which case termination of the right to participate will occur upon the expiration of such extended period.

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         (e)      So long as a Participant remains an employee of the Company, payroll deductions will continue in effect from Purchase Period to Purchase Period, unless at least fifteen (15) calendar days prior to the first day of the next succeeding Purchase Period or Contribution Period, as determined by the Plan Administrator, the Participant:

                  (i) elects a different rate by filing a new Participation Form with the Plan Administrator; or

                  (ii) withdraws from the Plan in accordance with Section 9 hereof.
         (f) Unless a Participant files with the Plan Administrator a new Participation Form electing to withdraw prior to fifteen (15) calendar days before the beginning of the next Purchase Period as permitted under the Plan, such Participant's payroll deductions will continue throughout the next Purchase Period and his or her Purchase Right to purchase Common Stock will be deemed to be fully and automatically exercised on the last day of such Purchase Period with respect to payroll deductions made during that Purchase Period.

7.       GRANT OF PURCHASE RIGHT.

         (a) Subject to the effective date provisions of Section 17, at 5:01 p.m. Eastern Standard Time, on the last day of each Purchase Period (the Exercise Date), each Participant who has not withdrawn from the Plan pursuant to
Section 9 shall be deemed to have been granted a Purchase Right as of the first day of the Purchase Period to purchase as many full shares of Common Stock as can be purchased with the balance credited to such Participant's account as of the Exercise Date.

         (b) The price at which each Purchase Right to purchase Common Stock shall be exercised is the lower of:

                  (i) 85% of the Fair Market Value of the Common Stock on the NASDAQ National Market System on the first Trading Day of a Purchase Period; or

                  (ii) 85% of the Fair Market Value of the Common Stock on the NASDAQ National Market System on the last Trading Day of such Purchase Period.

         (c) The number of shares purchasable by each Participant per Purchase Period will be the number of whole and fractional shares obtained by dividing the amount credited to the Participant's Account as of the Exercise Date in the Purchase Period by the purchase price in effect for the Purchase Period.

         (d) A Participant may not purchase shares of Stock with a Fair Market Value exceeding Three Thousand, Seven Hundred and Fifty Dollars ($3,750) for any particular Purchase Period. The Committee has the power, exercisable at any time prior to the start of a Purchase Period, to increase or decrease the dollar value maximum for that Purchase Period, subject to the limitations in
Section 6(b). The maximum, as thus adjusted, will continue in effect from Purchase Period to Purchase Period until the Committee once exercises its power to adjust the maximum.

8.       EXERCISE OF PURCHASE RIGHT.

         (a) Subject to the effective date provisions of Section 17, each outstanding Purchase Right shall be deemed automatically exercised as of 5:01 p.m. of the Exercise Date (the last day of the Purchase Period). The exercise of the Purchase Right is accomplished by applying the balance credited to each Participant's account as of the Exercise Date to the purchase on the Exercise Date of whole and fractional shares of Common Stock at the purchase price in effect for the Purchase Period.

         (b) If a Participant purchases the maximum share amount set forth in Section 7(d), any amount not applied to the purchase of Common Stock for that Purchase Period will be held for the purchase of Stock in the next Purchase Period.

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         (c)      If the number of Shares for which Purchase Rights are
exercised exceeds the number of Shares available in any Purchase Period under the Plan, the Shares available for exercise will be allocated by the Plan Administrator pro rata among the Participants in such Purchase Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of Common Stock under the Plan will be refunded to the Participants after the end of the Purchase Period.

9.       WITHDRAWAL AND TERMINATION OF PURCHASE RIGHTS.

         (a) A Participant may withdraw from the Plan during a Purchase Period by providing written notice to the Plan Administrator on or before 5:00 p.m. of the last business day of such Purchase Period. Such withdrawal will become effective upon receipt by the Plan Administrator of such notice, and payroll deductions will cease as soon as is administratively feasible from the date of such notice, and no additional payroll deductions will be made on behalf of such Participant during the Purchase Period. Such notice shall be on a form (the "Withdrawal Form") provided by the Plan Administrator for that purpose. The Withdrawal Form will permit such a Participant to elect to receive all accumulated payroll deductions as a refund without penalty or to exercise such Participant's outstanding Purchase Rights to purchase Stock on the following Exercise Date in the amount of all payroll deductions withheld during the Purchase Period prior to the Participant's withdrawal.

         (b)      Any Participant who withdraws from the Plan pursuant to
Section 9(a) will not be eligible to rejoin the Plan until the second (2nd) Purchase Period following the Purchase Period of withdrawal. A Participant wishing to resume participation may re-enroll in the Plan by completing and filing a new Participation Form for a subsequent Purchase Period by following the applicable enrollment procedures.

         (c) To the extent, if any, required by Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules, regulations, decisions and no action positions thereunder, in the event a Participant who is a Section 16(b) Insider ceases participation in the Plan, whether as a result of withdrawal during a Purchase Period or of such Participant's decision to discontinue his or her enrollment for subsequent Purchase Periods, such insider may not re-enroll in the Plan until the Purchase Period beginning coincident with or immediately following the expiration of a six (6) month period beginning upon the effective date of such Section 16(b) Insider's withdrawal from the Plan.

         (d) If a Participant ceases to be an employee of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right will be refunded to the Participant.

10.      RIGHTS AS SHAREHOLDER.

         (a) A Participant is not a shareholder in shares to be purchased during a Purchase Period until the Purchase Right is exercised on the Exercise Date. Thus, a Participant will not have a right to any dividend or distribution made prior to the Exercise Date on shares of Common Stock purchased during the Purchase Period.

         (b) Upon a written request made to the Custodian, the Participant will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of purchased shares. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for the transfer of shares of Common Stock in the form of stock certificates from the Custodian to the Participant. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

11.      SALE OF COMMON STOCK ACQUIRED UNDER THE PLAN.

         (a) Participants may sell the shares of Common Stock they acquire under the Plan only in compliance with the restrictions set forth below.

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                  (i)      Section 16(b) Insiders may be subject to certain
restrictions in connection with their transactions under the Plan and with respect to the sale of shares of Stock obtained under the Plan, including, but not limited to, the Company's Insider Trading Policy.

                  (ii) Sales of Stock obtained under the Plan by a Participant must comply with the Company's Insider Trading Policy, as the same may exist from time to time.

                  (iii) No Participant purchasing shares of Common Stock under the Plan shall be entitled to sell such shares of Stock until the first day of the second (2nd) Purchase Period immediately following the Purchase Period in which the shares of Stock were obtained. For purposes of this restriction, the Company may, at its option, include the following legend on any certificates representing the Stock so purchased:

         "The shares represented by this Certificate are subject to certain restrictions on sale and disposition contained in the Amended and Restated Harbinger Corporation Employee Stock Purchase Plan, a copy of which is on file with the Corporation."

         (b) The Participant understands and agrees that, in order to insure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         (c) A Participant shall immediately inform the Plan Administrator in writing if the Participant transfers any shares purchased through the Plan within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. By executing the Participation Form, each Participant obligates himself or herself to provide such information to the Plan Administrator.

         (d) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

12.      PLAN ADMINISTRATION.

         (a) The Plan shall be administered by the Committee. No member of the Board will be eligible to participate in the Plan during his or her period of Committee service.

         (b) The Committee shall have the plenary power, subject to and within the limited of the express provisions of the Plan:

                  (i) to determine the commencement and termination date of the offering of Common Stock under the Plan; and

                  (ii) to interpret the terms of the Plan, established and revoke rules for the administration of the Plan and correct or reconcile any defect or inconsistency in the Plan.

         (c) The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding shares of Common Stock and/or cash contributions as may be necessary or desirable for the administration of the Plan.

         (d) The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

13.      TRANSFERABILITY.

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         (a)      Any account maintained by the Custodian for the benefit of a
Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with right of joint ownership with such Participant's spouse. Such election may only be made on a form (the "Joint Account Form") provided by the Company.

         (b) Neither payroll deductions credited to a Participant's account nor any Purchase Rights or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and, during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.

14.      MERGER OR LIQUIDATION OF THE COMPANY.

         In the event the Company merges with another corporation and the Company is not the surviving entity, or in the event all or substantially all of the stock or assets of the Company is acquired by another company, or in the event of certain other similar transactions, the Committee may, in its sole discretion and in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled outstanding Purchase Rights, or, in its discretion, cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Right exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of whole and fractional shares of Common Stock (subject to the maximum dollar limitation of Section 7(d)) at the purchase price in effect for the Purchase Period, which would be treated as ending with the effective date of such transaction. The balance of the account not so applied with be refunded to the Participant. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant's Outstanding Purchase Rights are exercised as nearly as reasonably may be determined by the Committee, in its sole discretion, the securities or property that a holder of one share of Common Stock was entitled to receive upon the merger.

15.      ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

         To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments may be made in the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change in the Common Stock effected without the Company's receipt of consideration. Adjustments may be made to the maximum number and class of securities issuable under the Plan, the maximum number and class of securities purchasable per outstanding Purchase Right and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments may be made retroactively effective to the beginning of the Purchase Period in which the change in capitalization occurs, and any such adjustment will be made by the Committee in its sole discretion.

16.      AMENDMENT AND TERMINATION.

         The Committee may terminate or amend the Plan at any time; provided, however, that no termination or amendment of the Plan shall change or affect Purchase Rights previously granted under the Plan without the consent of the affected Participant. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all shares of Common Stock reserved for grant under the Plan.

17.      SHAREHOLDER APPROVAL AND EFFECTIVE DATE.

         The Plan is subject to the approval of shareholders of the Company holding a majority of the shares of the Common Stock.

         The Plan (as amended and restated) shall be deemed to have been adopted as of the Effective Date (January 1, 1996) upon the date of its approval by the shareholders of the Company. Until the Plan is approved by the shareholders, no Purchase Rights shall be deemed granted or exercised under Sections 7 and 8. Upon approval of the Plan by the Company's shareholders, Purchase Rights shall be deemed granted and exercised as of the appropriate dates in the Plan as of the Effective Date, and shares of Stock purchased shall be deemed purchased as of the applicable Exercise Date. In the event the Plan is not approved by the

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shareholders on or before June 30, 1996, the Plan shall be deemed not to have been adopted, and all payroll deduction amounts withheld on behalf of Participants pursuant to Section 6 shall be refunded to such Participants.

18.      NO EMPLOYMENT RIGHTS.

         Participation in the Plan will not impose any obligations upon the Company to continue the employment of the Participant for any specific period and will not affect the right of the Company to terminate such person's employment at any time, with or without cause.

19.      COSTS.

         Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian may be shared by the Participant and the Company, to the extent provided in this Section 19. Any brokerage fees and commissions for the purchase of Common Stock under the Plan (including shares of Common Stock purchased upon reinvestment of dividends and distributions) will be shared equally by the Participant and the Company, but any brokerage fees and commission for the sale of shares of Common Stock under the Plan by a Participant will be borne by such Participant.

20.      REPORTS.

         After the close of each Purchase Period, each Participant in the Plan will receive a report from the Custodian indicating the amount of the Participant's contributions to the Plan during the Purchase Period, the amount of the contributions applied to the purchase of Common Stock for the Purchase Period, the purchase price per share in effect for the Purchase Period and the amount of the contributions (if any) carried over to the next Purchase Period.

21.      GOVERNING LAW.

         The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Georgia, without giving effect to principles of conflicts of laws, and applicable Federal law.

22.      COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS.

         The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of shares of Common Stock upon exercise of Purchase Rights until completion of such registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation, listing or other require action with respect to any automated quotation system or stock exchange upon which the shares of Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or deliver of shares of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

23.      EFFECT OF PLAN.

         The provisions of the Plan shall, in accordance with its terms, be binding upon and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.